UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________________________________
FORM 8-K
_______________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2023
_______________________________________________________

UPWORK INC.
(Exact name of Registrant as Specified in Its Charter)
_______________________________________________________

Delaware		001-38678	46-4337682
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

475 Brannan Street, Suite 430
San Francisco,	California		94107
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s Telephone Number, Including Area Code: (650) 316-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_______________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	UPWK	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 9, 2023, Upwork Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, upon the recommendation of the Company’s board of directors, the Company’s stockholders approved a proposal to adopt a restated Certificate of Incorporation (the “Restated Certificate”) to include a provision that exculpates certain of its officers from monetary liability for breach of the duty of care in certain actions, as permitted by recently adopted amendments to Section 102(b)(7) of the Delaware General Corporation Law, and to make certain other technical and administrative changes.
On June 9, 2023, the Company filed the Restated Certificate with the Delaware Secretary of State, and the Restated Certificate became effective on filing. The foregoing description of the Restated Certificate does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, there were present, in person or by proxy, holders of 104,662,175 shares of common stock, or approximately 78% of the total outstanding shares entitled to vote at the Annual Meeting, which constituted a quorum for the transaction of business. The holders present voted on the four proposals presented at the Annual Meeting as follows:
Proposal One - Election of Directors
The Company’s stockholders approved the election of two directors, each to serve for a three-year term expiring at the 2026 annual meeting of stockholders and until such director’s successor is elected and qualified, by the following votes:

Nominee	Votes For	Votes Against	Abstentions
Leela Srinivasan	80,449,520	13,582,196	20,826
Gary Steele	64,956,781	21,497,048	7,598,713
There were also 10,609,633 broker non-votes on Proposal One.
Proposal Two - Ratification of Appointment of Independent Registered Accounting Firm
The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm for the year ending December 31, 2023 by the following votes:

Votes For	Votes Against	Abstentions
104,571,120	75,277	15,778
There were no broker non-votes on Proposal Two.
Proposal Three - Advisory Vote on the Compensation of our Named Executive Officers
The Company’s stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions
52,910,473	35,638,826	5,503,243
There were also 10,609,633 broker non-votes on Proposal Three.

Proposal Four – Approval of Restated Certificate of Incorporation
The Company’s stockholders approved the Restated Certificate.

Votes For	Votes Against	Abstentions
89,409,316	4,547,858	95,368
There were also 10,609,633 broker non-votes on Proposal Four.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
3.1	Amended and Restated Certificate of Incorporation.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UPWORK INC.

Date: June 12, 2023	By:	/s/ Jacob McQuown
Jacob McQuown
VPII, Deputy General Counsel & Assistant Secretary